                               AMENDMENT NO. 1 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEEMENT

         THIS EXHIBIT to the Investment Management Agreement dated August 27, 1999 (the "Agreement") between DELAWARE GROUP EQUITY FUNDS III and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the "Investment Manager"), amended as of the 22nd day of December, 1999 to add Delaware American Services Fund, Delaware Large Cap Growth Fund, Delaware Research Fund and Delaware Technology and Innovation Fund, lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.

                                                       Management Fee Schedule
                                                         (as a percentage of
                                                      average daily net assets)
Fund Name                   Effective Date                Annual Rate
---------                   --------------                -----------

Delaware American          December 22, 1999        0.75% on first $500 million
Services Fund                                       0.70% on next $500 million
                                                    0.65% on next $1,500 million
                                                    0.60% on assets in excess of
                                                    $2,500 million

Delaware Large Cap         December 22, 1999        0.65% on first $500 million
Growth Fund                                         0.60% on next $500 million
                                                    0.55% on next $1,500 million
                                                    0.50% on assets in excess of
                                                    $2,500 million

Delaware Research Fund     December 22, 1999        1.00% on first $500 million
                                                    0.95% on next $500 million
                                                    0.90% on next $1,500 million
                                                    0.85% on assets in excess of
                                                    $2,500 million

Delaware Technology and    December 22, 1999        0.75% on first $500 million
Innovation Fund                                     0.70% on next $500 million
                                                    0.65% on next $1,500 million
                                                    0.60% on assets in excess of
                                                    $2,500 million

Delaware Trend Fund        August 27, 1999          0.75% on first $500 million
                                                    0.70% on next $500 million
                                                    0.65% on next $1,500 million
                                                    0.60% on assets in excess of
                                                    $2,500 million

DELAWARE MANAGEMENT COMPANY,               DELAWARE GROUP EQUITY
a series of Delaware Management            FUNDS III
Business Trust



By: /s/ David K. Downes                    By: /s/ David K. Downes
    -------------------------------             --------------------------------
Name:   David K. Downes                    Name:   David K. Downes
Title:  President                          Title:  President and Chief Executive
                                                   Officer



Attest: /s/ David P. O'Connor              Attest: /s/ Michael T. Pellegrino
        ---------------------------                 ----------------------------
Name:    David P. O'Connor                 Name:    Michael T. Pellegrino
Title:   Vice President/                   Title:   Assistant Vice President/
         Assistant Secretary                        Assistant Secretary



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